Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Selected Consolidated Financial Data” and to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-8, No. 333-117464) pertaining to the 1997 Stock Option Plan, the 2003 Non-Employee Director Stock Option Plan, and the 2004 Stock Option and Incentive Plan of Phase Forward Incorporated,

(2)          Registration Statement (Form S-8, No. 333-118139) pertaining to the Amended and Restated 2004 Employee Stock Purchase Plan of Phase Forward Incorporated,

(3)          Registration Statement (Form S-8, No. 333-134266) pertaining to the 2004 Stock Option and Incentive Plan, as amended and restated March 2006, and the Second Amended and Restated 2003 Non-Employee Director Stock Option Plan of Phase Forward Incorporated, and

(4)          Registration Statement (Form S-8, No. 333-146144) pertaining to the 2004 Stock Option and Incentive Plan, as amended and restated March 2006 of Phase Forward Incorporated;

of our reports dated March 12, 2008, with respect to the consolidated financial statements of Phase Forward Incorporated and the effectiveness of internal control over financial reporting of Phase Forward Incorporated, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 12, 2008